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                                                                      EXHIBIT 21

SUBSIDIARIES OF TRUMP'S CASTLE HOTEL & CASINO, INC.

        Trump's Castle Associates, L.P. (New Jersey limited partnership) -
           1% ownership

        Trump's Castle Funding, Inc. (New Jersey corporation) - wholly owned by
           Trump's Castle Associates, L.P.

SUBSIDIARIES OF TRUMP'S CASTLE ASSOCIATES, L.P.:

        Trump's Castle Funding, Inc. (New Jersey corporation)

SUBSIDIARIES OF TRUMP'S CASTLE FUNDING, INC.:

        None